Exhibit 99.1

IronNet Announces Receipt of Continued Listing Standard Notice from NYSE

McLean, VA (October 31, 2022) – IronNet, Inc. (NYSE: IRNT) (“IronNet”) announced today that on October 25, 2022 it received written notice from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with the continued listing standards set forth in Rule 802.01C of the NYSE Listed Company Manual that requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period (the “Notice”). The NYSE rules require the Company to notify the NYSE, within 10 business days of receipt of the Notice, of its intent to cure this deficiency. The Company has six months following the receipt of the Notice to cure the deficiency and regain compliance. The Company’s common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

IronNet can regain compliance at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, its common stock has a closing price of at least $1.00 and an average closing price of at least $1.00 over the 30 consecutive trading-day period ending on the last trading day of that month. The Company will closely monitor the closing share price of its common stock and is considering all available options and intends to regain compliance with the NYSE listing standards by pursuing measures that are in the best interests of the Company and its shareholders.

During this period, the Company’s common stock will continue to be listed and traded on the NYSE under its existing ticker symbol, with the addition of a suffix indicating the “below compliance” status of its common stock, as “IRNT.BC.” The Notice does not affect the Company’s business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or trigger any violation under the Company’s material equity and debt financing agreements.

About IronNet

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: “IRNT”) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former

NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today. For more information, visit www.ironnet.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding IronNet’s ability to provide visibility and detection of malicious behaviors and to help defend against increased cyber threats facing the globe. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: IronNet’s inability to recognize the anticipated benefits of collaborations with IronNet’s partners and customers; IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; IronNet’s ability to identify and integrate acquisitions; the performance of IronNet’s products; potential litigation involving IronNet; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in IronNet’s Annual Report on Form 10-K for the year ended January 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022, IronNet’s most recent Quarterly Report on Form 10-Q for the quarter ended July 31, 2022, filed with the SEC on September 14, 2022, and other documents that IronNet files with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IronNet does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IronNet Contacts:

IronNet Investor Contact: Nancy Fazioli - IR@ironnet.com

IronNet Media Contact: Bridget Bell - Media@ironnet.com